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                                                                    Exhibit 23.1


                         CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Consolidated Statements of Income" and to the use of our reports dated August 22, 1997 (with respect to the consolidated financial statements of Richmond County Savings Bank) and dated July 14, 1997 (with respect to the financial statements of Richmond County Savings Bank 401(k) Savings Plan in RSI Retirement Trust), included in Amendment No. 1 to the Registration Statement and related Prospectus of Richmond County Financial Corp. for the registration of up to 26,423,550 shares of common stock, the Application for Conversion on Form 86-AC and the Notice and Application for Conversion.


                                        /s/ Ernst & Young LLP

                                        New York, New York
                                        November 21, 1997